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                                                                    EXHIBIT 11.1

                              GARTNER GROUP, INC.
                     COMPUTATION OF INCOME PER COMMON SHARE
                    (in thousands, except per share amounts)

                                                                                      Fiscal Year Ended
                                                                                         September 30,
                                                                               -------------------------------
                                                                                 1997        1996        1995
                                                                               --------     -------     -------
Primary:
  Net income:                                                                  $ 73,130     $16,438     $25,161
                                                                               ========     =======     =======
  Shares:
    Weighted average number of common shares outstanding                         94,742      89,739      87,808
    Weighted average number of warrants outstanding                                 274         301          --
    Weighted average number of option shares outstanding                          7,443       8,572       6,954
                                                                               --------     -------      ------
    Weighted average number of common shares outstanding as adjusted            102,459      98,612      94,762
                                                                               ========     =======     =======
  Net income per common share                                                  $   0.71     $  0.17     $  0.27
                                                                               ========     =======     =======

Fully diluted:
  Net income:                                                                  $ 73,130     $16,438     $25,161
                                                                               ========     =======     =======
  Shares:
    Weighted average number of common shares outstanding                         94,742      89,739      87,808
    Weighted average number of warrants outstanding                                 274         301          --
    Weighted average number of option shares outstanding                          7,735       8,805       7,404
                                                                               --------     -------      ------
    Weighted average number of common shares outstanding as adjusted            102,751      98,854      95,212
                                                                               ========     =======     =======
  Net income per common share                                                  $   0.71     $  0.17     $  0.26
                                                                               ========     =======     =======




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